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(EATON LOGO)                                                      EXHIBIT 10 (N)

                                EATON CORPORATION
                         2007 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15 (B)

                                     [date]

                                EATON CORPORATION
                                  EATON CENTER
                              1111 SUPERIOR AVENUE
                              CLEVELAND, OHIO 44114

     AWARD OF RESTRICTED SHARES UNDER THE EATON CORPORATION 2004 STOCK PLAN

The Compensation and Organization Committee (the "Committee") of the Board of Directors of Eaton Corporation (the "Company") has awarded you a number of restricted Common Shares of the Company effective as of [date] (the "Effective Date") under the terms and conditions of the Company's 2004 Stock Plan (the "Plan"). Information concerning the number of restricted shares awarded to you (the "Award") is available online through the Eaton Service Center at Fidelity which may be accessed through the Company's website. You are required to accept the Award online at the Eaton Service Center at Fidelity. By so accepting the Award you acknowledge and agree as follows:

          1. ACCEPTANCE. You accept the Award on the terms and conditions provided in the Plan and this Award Agreement.

          2. RESTRICTED SHARES. You acknowledge that, as of the Effective Date, the Award has been granted to you, contingent on the continuation of your service with the Company as provided herein. The restricted shares which are the subject of the Award (the "Restricted Shares") shall be forfeited and shall be immediately re-transferred to the Company if my employment with the Company is terminated under any circumstances whatsoever, including without limitation dismissal, resignation, divestiture of operations, death, disability or retirement. This possibility of forfeiture shall lapse as follows:

     - two year after the Effective Date with respect to 30% of the Restricted Shares,

     - three years after the Effective Date with respect to an additional 30% of the Restricted Shares, and

     - four years after the Effective Date with respect to an additional 40% of the Restricted Shares.

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If any Restricted Shares are forfeited for any reason, you will surrender to the
Company any certificates which I then hold evidencing such shares. You understand that you will not be entitled to any payment in respect of shares so forfeited.

The Committee reserves the right to decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed to be an interruption of continuous employment.

          3. TRANSFERABILITY. Until the possibility of forfeiture lapses with respect to any of the Restricted Shares, those shares shall be non-transferable. You agree not to make, or attempt to make, any sale, assignment, transfer or pledge of any of the Restricted Shares prior to the date on which the possibility of forfeiture with respect to such shares lapses.

          4. LEGENDS, POSSESSION AND REORGANIZATION. You acknowledge that the certificates for the Restricted Shares will bear a legend referring to this Agreement and to the restrictions contained herein. You further acknowledge that the Company may elect to retain those certificates in its possession as a means of enforcing these restrictions. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting the Company's Common Shares, the number and class of the Restricted Shares shall be equitably adjusted by the Committee so as to reflect that change. Any new certificates for Restricted Shares shall bear the legends referred to in this
Section 4. No adjustment provided for in this Section 4 shall require the Company to sell or transfer a fractional share.

          5. DIVIDENDS AND VOTING. If you are the shareholder of record on any record date for the payment of a dividend on the Restricted Shares, you will be entitled to receive the dividend when paid, regardless of whether or not the restrictions imposed by Section 2 have lapsed. If you are the shareholder of record on any record date for the taking of a vote by the shareholders of the Company, you will be entitled to vote the Restricted Shares regardless of whether or not the restrictions imposed by Section 2 hereof have lapsed.

          6. WITHHOLDINGS. You hereby authorize the Company to withhold from any amounts otherwise payable to you, or any of my successors in interest, such federal, state and local taxes as may be required by law in connection with the award to you of Restricted Shares or the lapse of the possibility of forfeiture thereof. You agree that if such amounts are insufficient, you will pay or make arrangements satisfactory to the Company for payment of such taxes. You understand that the Company may defer the issuance to you of a certificate evidencing shares of Restricted Shares, or the issuance of a new certificate evidencing the lapse of the restrictions thereon, until such payment or provision has been made. You hereby authorize the conversion to cash by the Company of a sufficient number of the shares of Restricted Shares to satisfy any such withholding tax obligations.

          7. CONTINUED EMPLOYMENT. You acknowledge that this award of Restricted Shares does not in any way entitle you to continued employment with the Company for the period during which the possibility of forfeiture continues or for any other period, and does not limit or restrict any right the Company otherwise may have to terminate your employment.

          8. COMPETITION BY EMPLOYEE. You expressly acknowledge and agree that in the event that you voluntarily leave the employment of the Company or a subsidiary and within one year after the vesting of the Restricted Shares enter into an activity as employee, agent, officer, director, principal or proprietor which, in the sole judgment of the Committee, is in competition


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with the Company or a subsidiary, the amount of the total fair market value such vested Restricted Shares as of the vesting date shall inure to the benefit of the Company and you agree to promptly pay the same to the Company, unless the Committee in its sole discretion shall determine that such action by you is not inimical to the best interest of the Company or its subsidiaries.

          9. CHANGE OF CONTROL. Notwithstanding anything in this Agreement to the contrary, effective upon a Change of Control of the Company (as defined below), the Restricted Shares shall vest and the forfeiture restrictions referred to in Paragraph 2 hereof shall lapse. For the purpose of this Agreement, a "Change of Control" shall mean:

          A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          B. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          C. Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan


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               (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
               (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          D. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred as a result of any transaction or series of transactions which you, or any entity in which you are a partner, officer or more than 50% owner, initiate, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, you, either alone or together with other individuals who are executive officers of the Company immediately prior thereto, beneficially own, directly or indirectly, more than 10% of the then outstanding common shares of the Company or the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

          10. MISCELLANEOUS. Unless otherwise expressly provided herein, terms defined in the Plan shall have the same meanings when used in this Agreement. The use of the masculine gender shall be deemed to include the feminine gender. In the event of a conflict between this Agreement and the Plan, this Agreement shall control. This Agreement represents the entire understanding between the parties on the subject hereof and shall be governed in accordance with Ohio law.


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